MAY 5, 2015 / 03:00PM GMT, DW - Q1 2015 Drew Industries Inc Earnings Call

THOMSON REUTERS STREETEVENTS
EDITED TRANSCRIPT
DW - Q1 2015 Drew Industries Inc Earnings Call

EVENT DATE/TIME: MAY 5, 2015 / 03:00PM GMT

MAY 5, 2015 / 03:00PM GMT, DW - Q1 2015 Drew Industries Inc Earnings Call

CORPORATE PARTICIPANTS
Renee Ketels Lambert, Edwards & Associates - IR
Jason Lippert Drew Industries Incorporated - CEO
Joe Giordano Drew Industries Incorporated - CFO & Treasurer
Scott Mereness Drew Industries Incorporated - President & COO

CONFERENCE CALL PARTICIPANTS
Wenjun Xu Thompson Research Group - Analyst
Daniel Moore CJS Securities - Analyst
Scott Stember Sidoti & Company - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Q1 2015 Drew Industries Incorporated earnings conference call. My name is Mark and I will be your operator for today.

(Operator Instructions) As a reminder, this conference is being recorded for replay purposes. I would now like to turn the conference over to Renee Ketels with Lambert Edwards.

Renee Ketels - Lambert, Edwards & Associates - IR

Good morning, everyone, and welcome to Drew Industries' 2015 first-quarter conference call. I am Renee Ketels with Lambert Edwards, Drew's investor relations firm, and I'm joined on the call today by members of Drew's management team including Jim Gero, Chairman of the Board; Jason Lippert, CEO and a Director; Scott Mereness, President; and Joe Giordano, CFO and Treasurer.

Management will be discussing first-quarter results in just a moment, but first they have asked me to inform you that certain statements made in today's conference call regarding Drew Industries and its operations may be considered forward-looking statements under the securities laws and involve a number of risks and uncertainties.

As a result, the Company cautions you that there are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward looking statements. These factors are discussed in the Company's earnings release and its annual report on Form 10-K and in its other filings with the SEC.

The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law. With that, I would like to turn the call over to Jason Lippert. Jason?

Jason Lippert - Drew Industries Incorporated - CEO

Thank you, Renee, and thank you all for joining us on the call today. We're pleased to announce a record trailing 12 months' revenues of nearly $1.3 billion and record earnings growth in our first quarter of 2015. This demonstrates that our long-term strategy is proving to be successful.

We've been working very diligently over the last several years and we are starting to really see sustainable momentum in several key areas of our manufacturing by way of increased efficiencies and new areas of growth. Through our steady customer focus, continuous investment in our employees, and our intense focus on improving manufacturing and product innovation, we believe we will continue to see strong results.

The RV industry is moving in a very good direction right now. Backlogs are strong and our customers are confident about the industry and where it is going. One of the most important factors, RV growth numbers are very solid at 12% through the first couple of months of this year. We also feel that the RV lifestyle is continuing to gain popularity, in part through continued new product introductions and innovations happening on the OEM side of the business, where we play a big role.

MAY 5, 2015 / 03:00PM GMT, DW - Q1 2015 Drew Industries Inc Earnings Call

In addition, the RV Industry Association has done a spectacular job advertising the RV lifestyle of family, community, and outdoors. These strategies, we feel, continue to attract more new buyers to the RV market in North America.

For the first quarter of 2015, our operating profit increased 22% over the first quarter of 2014. Our team is focused on margin improvement through lean and automation initiatives as well as continuing employee retention efforts. With local unemployment in Elkhart County at 5%, it's essentially really zero, and if business and the economy continue to grow, there will be pressure for companies to retain great people in order to keep their positive momentum. We have a laser focus on employee retention and are continuing to not only improve year-over-year but turn employee retention, which is directly related to efficiency momentum and margin improvement, into one of our bigger competitive advantages.

Our content per total unit is up nearly $200 per RV since March 2014, clearly demonstrating that there is runway left for us to continue to increase our content per total unit. This growth in content per total RV is a great accomplishment for our teams. In addition, we are up over $400 on our content per motor home since March 2014.

The overall content improvement comes through our focus on innovation and research and our highly-talented sales team. The R&D team has new leadership from the automotive industry and we are not only developing new products, but developing them faster than any of our peers. This industry craves innovation, and we believe that our customers come to us first because product innovation is at the heart of who we are.

In the last 14 months, consistent with our long-term strategy, we completed six acquisitions at an aggregate cost of more than $130 million, two of them occurring in 2015. While we are seeing solid growth in our RV OEM sales, we are now becoming very effective at growing our adjacent markets and our aftermarket business. Before 2014, we had only made a couple of acquisitions outside of the RV OEM business. In the last 14 months, five out of the last six acquisitions had substantial revenues in markets outside the RV OEM business.

Improving our presence and increasing revenues in adjacent markets and the aftermarket is something we've been working hard on for a long time and we are now starting to see some of the great progress. In our trailing 12 months of sales, $221 million is to adjacent industries and the aftermarket. As we mentioned last quarter, we spent significant dollars last year to ramp up for the growth we saw coming. We still feel confident that the investment we made to our facilities improvement in adding capacity in 2014 will allow us to grow aggressively well into 2015 without any significant capacity additions.

As we look forward to the next couple of quarters, we see many green lights. We continue to see gains in our aftermarket and international RV markets. Our efforts in adjacent markets are seeing nice results. The R&D and content growth have solid momentum. Retail and wholesale sales in the RV market are strong and growing close to prior peaks, but projections by many showing growth beyond prior peaks.

We've acquired some really great companies recently that have great people and fantastic growth potential. And on top of it all, the acquisition pipeline continues to look favorable. While we are seeing great times in our business right now, we are very focused on initiatives and opportunities that we feel will continue to help us get even better.

We always emphasize our people are the highest priority and the key to our success. We feel privileged to serve our customer partners and are proud to work alongside our extremely talented family of managers and employees. Above all, we continue to build a more successful business by developing strong and lasting relationships with all these individuals. We are confident that our commitment to this relationship-focused philosophy will continue to yield substantial benefits over the long term.

Now I'm going to ask Joe to provide a few additional comments and we will take questions.

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

Thanks, Jason. The start to our 2015 net sales were strong with first-quarter net sales increasing $76 million, or 27% on a year-over-year basis. Excluding acquisitions, our first-quarter net sales increased $58 million, or 20%, consisting of an estimated $19 million of net sales growth resulting from industry-wide increases in the wholesale production of RVs and the balance, $39 million, or about 50% of the growth, substantially due to organic market share gains and new product introductions.

In particular, as noted in the press release, our content per travel trailer and fifth-wheel RV was extremely strong in the 2015 first quarter with content reaching $2,923 for the 12 months ended March 2015. In addition, our content per travel trailer and fifth-wheel RV for just the first quarter of 2015 alone increased 16% as compared to the fourth quarter of 2014.

This increase was primarily due to market share gains and new product introductions, but consistent with the past, a portion of this quarterly increase in RV content for the first quarter is seasonal. In the first few months of each year, our customers replenish their inventory, including our products, as wholesale RV demand increases ahead of the spring retail selling season.

As discussed previously, acquisitions over the past several years have been an important part of our long-term growth strategy, adding existing sales, products, and personnel at the acquired companies, as well as new customer relationships, which provide opportunities to sell our existing products. Over the past 15 months, the acquisitions we completed added a full-year run rate of approximately $109 million in net sales.

Based on this total historical sales of $109 million from these acquired businesses, and assuming each of these six acquisitions that have been completed in the last 15 months, including the recent acquisition of Spectal, had been accomplished at the beginning of the 12-month period ended March 2015, our consolidated net sales would

MAY 5, 2015 / 03:00PM GMT, DW - Q1 2015 Drew Industries Inc Earnings Call

have increased by an additional $55 million for that 12-month period. In 2015 and beyond, as a result of our combined efforts, we hope to increase these acquired sales. Acquisitions continue to remain a key component of the Company's growth plans for the future.

Because so much has changed over the past year, including the fixed SG&A and manufacturing costs added to meet the corresponding organic increase in sales, we find it useful to compare our results for the current quarter to the most recently completed quarter in addition to the year-over-year comparison we included in the press release. Due in part to seasonality and industry-wide production of RVs, our first-quarter 2015 sales were $72 million higher than the fourth-quarter 2014 levels. Over that same three-month period, our operating profit increased to $14.6 million, or 20% of the sales increase, consistent with the high end of our target incremental margin.

The solid growth in operating profit from the fourth quarter of 2014 to the first quarter of 2015 was primarily due to the benefits gained from spreading fixed costs within both cost of goods sold and SG&A over a larger sales base. SG&A in particular declined from 13.8% of net sales in the fourth quarter of 2014 to 12.3% of net sales in the 2015 first quarter. In addition, operating margin in the first quarter of 2015 benefited from the recent decline in aluminum costs from the higher levels we experienced in the second half of 2014 and improved operating efficiencies.

At the end of the 2015 first quarter, our net debt was $22 million. That was prior to the payment of our $2 per share, or $48 million in total, special dividend in early April 2015.

In order to provide long-term liquidity for the Company, in March 2015 we did two things. First, we increased our line of credit from $75 million to $100 million and issued $50 million of five-year notes at a fixed interest rate of 3.35% to Prudential under our shelf loan facility. We are also currently working with our lenders to further increase our line of credit to $125 million.

All those changes, however, don't change our priorities for cash and borrowings. They remain the same: make attractive investments that we expect to produce above-average returns.

Thank you for your time. This is the end of our prepared remarks. Mark, Jason, Scott, and I are ready to take some questions.

MAY 5, 2015 / 03:00PM GMT, DW - Q1 2015 Drew Industries Inc Earnings Call

QUESTION AND ANSWER

Operator

(Operator Instructions) Kathryn Thompson, Thompson Research Group.

Wenjun Xu - Thompson Research Group - Analyst

Good morning. This is Wenjun sitting in for Kathryn. Can you comment on how much will the newly-acquired asset contribute to fiscal year 2015 revenues? In other words, could you clarify seasonality? Is it similar to Drew's core business?

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

When you say contribute, you're talking about sales, Wenjun?

Wenjun Xu - Thompson Research Group - Analyst

Yes, fiscal year 2015 revenues.

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

Correct. So we acquired EA in January, middle of January, and they had sales of about $17 million, so I would expect almost the entire $17 million to benefit the 2015 net sales.

Spectal we acquired just a few weeks ago, middle of April, so let's say we will have eight months. And they were at $25 million of annual sales when we acquired them, so it will be about two-thirds. So what's that, $16 million, $17 million?

Again, assuming we are able to maintain their historical level of sales. We hope to be able to begin increasing that, but there's no assurances of either.

Wenjun Xu - Thompson Research Group - Analyst

Could you clarify the seasonality of those two businesses? Are those --?

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

There's not too much seasonality in the business. It's pretty level.

Wenjun Xu - Thompson Research Group - Analyst

Okay. And how should we approach modeling Spectal margins? Are these similar to Drew's core margins, RV margins?

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

MAY 5, 2015 / 03:00PM GMT, DW - Q1 2015 Drew Industries Inc Earnings Call

Correct, that's how we would look at this business, generally consistent with our overall RV segment markets.

Wenjun Xu - Thompson Research Group - Analyst

Okay, that's helpful. And, lastly, what was impact of raw materials to EPS in the quarter and how is Q2 tracking right now?

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

The impact of raw materials in the first quarter we have not quantified, Wenjun. It was not at the level of significance of the stuff we talked about last year where we did some quantification.

I think the most important factor really is that aluminum has come down again in the beginning of 2015 from some of the higher levels in 2014. Again, it's always extremely volatile so we never know what's going to happen from month-to-month with aluminum, but right now it's back to a good position.

Wenjun Xu - Thompson Research Group - Analyst

Okay, that's all my questions for today. Thank you so much.

Operator

Daniel Moore, CJS Securities.

Daniel Moore - CJS Securities - Analyst

Good morning. Jason, you mentioned both in the prepared remarks the -- obviously invested quite a bit over the last, call it, six to nine months to increase capacity for growth. And I think you said that you were now in a position where you didn't need to make meaningful additional investments through 2016, if I heard correctly.

Maybe just talk about margin expansion from this point forward on a year-over-year basis. Are we likely to see operating margins start to improve and just your outlook for incremental margins?

Jason Lippert - Drew Industries Incorporated - CEO

Certainly as we focus on the continued initiatives in lean and automation, the retention, growing retention and lowering attrition, we feel that those are all going to have substantial impact on being able to move margins in the right direction. So those three things specifically are our large focus.

Our R&D, research and development, our new product initiatives we're focused on building a lot of products there that have intellectual property. Those typically have higher margins, so content where we can take existing products and continue to add value and get more bang for our buck on content additions with existing products.

In all those areas we feel we've got really solid momentum right now and I'd highlight that retention is probably the big piece. If we can continue to retain employees better and better each year, it makes us much more efficient. We're on a roll there. We have had a couple years of continued improvement and our goal is to continue that moving forward.

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

MAY 5, 2015 / 03:00PM GMT, DW - Q1 2015 Drew Industries Inc Earnings Call

(multiple speakers) I was just going to expand on that just in a little bit here on margins, and Jason absolutely covered the startup piece. In 2014 we faced a lot of headwinds. We talked about startup and realignment costs. I think we talked about $0.09 in 2014.

As we look to 2015, again being able to now leverage those costs and to gain the efficiencies from those investments. We talked in 2014 about healthcare costs been a major headwind. I think we may have even talked about $0.10 or $0.11 of an impact there.

And for 2015, as we mentioned last quarter, the enrollment has remained steady so far here in 2015. We don't expect it to change. And as a percent of sales we expect our group insurance costs to be consistent year-over-year. Again, not a headwind or tailwind, but kind of neutral at this point.

We talked in 2014 about aluminum, as I did a couple minutes ago, becoming a headwind in the back half of 2014. And those costs again have comedown recently, to become more of a neutral position there on aluminum. We have talked again at the end of the year about some sales price increases going into effect in the beginning of the second quarter, which again provided a little tailwind. And recently steel has shown some softness and we should begin seeing some benefits of that in the second quarter of 2015.

So again there is some tailwinds here in 2015, at least as the picture present itself today. We can't say what the picture will be tomorrow, but at least as of today we are looking at tailwinds as opposed to the various headwinds we talked about in 2014.

Scott Mereness - Drew Industries Incorporated - President & COO

As a growth company, we always have to add a certain amount of modest fixed costs. We always try to do the prudent thing in terms of timing it right. But regardless of whether or not we have a little bit less CapEx this year than we did last year, we are continuing to grow and have to look at additional fixed-cost additions as we continue to grow.

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

And just to put color on that with Scott, we still absolutely feel that we are in the middle innings here of this. That there's still a lot of runway left is what we are hearing from our customers. That is the feedback we're getting from the retail side of the marketplace; the consumer confidence type numbers are telling us. And that we still feel like we are still well in the middle innings and that these investments still have a long way to go.

Daniel Moore - CJS Securities - Analyst

Two more and both related. Just in terms of labor costs, obviously the market is very tight there and retention is critical in terms of operational efficiency. Would you expect labor cost inflation to accelerate or perhaps -- or remain relatively stable, at least in the near term?

Jason Lippert - Drew Industries Incorporated - CEO

I think it can be challenging, no question, but I think in terms of what I was talking about in my remarks earlier, that's where I feel we're going to gain a competitive advantage. We are going to do better in that area than our peers and focus on doing a better job retaining. We've already got headstart I feel, but with the unemployment rate as low as it is it's going to be challenging for everybody, because with all the green lights in the business, we know we're going to see a good market for the foreseeable future.

And if everybody in the county here needs more work force, we are drawing from an unemployment level that is basically -- there's not a lot of employees in the pool. We just have to do a great job retaining employees and feel that we are going to do that, and that softens 90% of the blow. That way you are only looking for mostly people that you need to help grow your business, not the regular turnover that you'd expect to have with the business.

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

We don't expect it to grow, increase. In terms of --

Jason Lippert - Drew Industries Incorporated - CEO

MAY 5, 2015 / 03:00PM GMT, DW - Q1 2015 Drew Industries Inc Earnings Call

[It's] stable.

Daniel Moore - CJS Securities - Analyst

Very helpful. And lastly, in terms of -- you mentioned five of the last six acquisitions had significant non-RV content and yet we are still sort of in the middle innings here and optimism remains very high.

Is that a function of kind of a strategic decision or more of just a function of where the opportunity sets lie? And do you expect most acquisitions going forward to be in adjacent or outside markets, or is it still just wherever the best opportunities present itself?

Jason Lippert - Drew Industries Incorporated - CEO

I think that's the real highlight of our story right now going forward is the adjacencies and the opportunities that exist in those adjacent markets that we are continuing to uncover and get into. We still feel that the RV market has got legs and there's a lot of positive things going on out there. Retail is still very strong and that's really the power behind whether or not the industry continues to grow and move forward.

But retail looks strong there, but really the adjacencies are the big part of our story. We are going to -- as we've opened up some acquisitions here in the last year that have been solely focused on revenues outside of RV, we're going to get more comfortable and look at those adjacencies, which gives us big opportunities to grow compared to just staying focused on our RV business where we might hold a 60% or 70% market share and the you've got limited opportunity to grow. These new markets are presenting some pretty big opportunities to grow.

As we uncover more adjacencies and get more comfortable developing relationships with customers and acquire businesses that are well planted in those different markets, it makes it a lot easier to get out and grow sales in those markets when you are starting at a low saturation, a low market share penetration point compared to where we are at on the RV business.

Scott Mereness - Drew Industries Incorporated - President & COO

And it's not just adjacent. We are looking at aftermarket growth, adjacent industry growth and international growth being three of the - percentage-wise three of the fastest-growing parts of our business. So those three areas are a big focus of growth for us over the next five years.

Daniel Moore - CJS Securities - Analyst

Thank you very much and we look forward to seeing you at our conference in July.

Operator

(Operator Instructions) Scott Stember, CL King.

Scott Stember - Sidoti & Company - Analyst

Good morning, guys. Can you maybe touch base on price increases that you had alluded to in the fourth quarter that were specifically designed to cover the higher healthcare costs and some of the commodity pressures? Specifically now that we've seen some of those costs start to come back in, how should we look at that from a timing and overall contribution standpoint?

Jason Lippert - Drew Industries Incorporated - CEO

MAY 5, 2015 / 03:00PM GMT, DW - Q1 2015 Drew Industries Inc Earnings Call

As we spoke about on our last conference call, we had started back in October with certain products and it wasn't an across-the-board thing. We selected certain products and we have, long and short, finished that implementation in the month of April. So the increases were sprinkled in from October through -- of last year through the month of April here last month, so that's a tiny piece.

Scott Stember - Sidoti & Company - Analyst

As you stand right now, assuming that there was no further change in commodity costs. Would you consider yourself fully covered right now?

Jason Lippert - Drew Industries Incorporated - CEO

I would say we are pretty close. We generally -- when we go out with the price increases we try to cover as much as we can. The R&D piece and the growth piece and efficiency piece they help cover up some of the other things.

Scott Mereness - Drew Industries Incorporated - President & COO

You always look at increases with raw materials being a little bit of a moving target from the standpoint of where is it going to be by the time the increase actually goes into effect.

Scott Stember - Sidoti & Company - Analyst

Got you. And on the aftermarket side continuing to see phenomenal growth there. Can you talk about if there's any one or two products that are doing very well, or is it just a function of some of these parts starting to fail and you guys being in a number of these aftermarket catalogs for a few seasons now?

Jason Lippert - Drew Industries Incorporated - CEO

That's it. Part of it was just getting out and getting our name recognized in the aftermarket and that took a lot of time. There's a lot of selling points out there between the dealers and wholesale distributors and Internet, so that took a chunk of time. And the rest of it has been just gaining momentum and improving sales, but most of the sales are coming by way of replacement part opportunities and that covers a lot of products in our product baskets.

I think we will continue to see more penetration, especially since the main story is that ever since 2010, 2011, 2012 we have been putting hundreds of millions of dollars of RV parts into the market on RVs that eventually are going to need some kind of refurbishing or replacement in one way, shape, or form. As that continues to snowball, we can only expect the aftermarket to get busier.

The key is of recent -- over the last few years has been just to make sure that our products are accessible, we are able to get products out in a timely fashion for the retail customer or dealer or whoever's asking for the products. And as long as we can do that and make products available in a timely fashion, then we should be okay.

Scott Mereness - Drew Industries Incorporated - President & COO

Acquisitions definitely helped in the first quarter when you look at that number.

Scott Stember - Sidoti & Company - Analyst

Duncan Systems in particular, right?

Scott Mereness - Drew Industries Incorporated - President & COO

MAY 5, 2015 / 03:00PM GMT, DW - Q1 2015 Drew Industries Inc Earnings Call

Yes, Duncan and Power Gear would be the two big ones as far as acquisitions.

Scott Stember - Sidoti & Company - Analyst

Okay. And just last question on the international side, I know we have been tracking the rollout, potential rollout of a slideout mechanism in the European market. I know that you've alluded to in the last couple quarters that you've met with some OEMs. Can you maybe just give us an update where we stand on that?

Jason Lippert - Drew Industries Incorporated - CEO

Yes, the prior year all we did was take the -- 2013, 2014 we took the slideout to many manufacturers; showed them. We had one try the slideout last year and put it in a show. They just did one since then. That manufacturer has picked it up and running regular production. It's small volume, but they're running regular production now, and that's really the first step is for a manufacturer to pick it up and run with it.

And since then in the last couple quarters we've had a couple other manufacturers start to plan us into their product plans and some of their floor plans. And we will continue to show it at future shows, so it's very slow momentum but it's good momentum, it's positive. The more the Europeans see slide outs in caravans in their market, the more likely more and more manufacturers will pick it up. No different than how it happened in the US back in the early 1990s.

We're really positive right now. Those are good signs that people are seeing the benefits and trying it and putting it into production. That's the first step.

Scott Stember - Sidoti & Company - Analyst

Got it, that's all I have. Thanks for taking my questions.

Operator

Daniel Moore.

Daniel Moore - CJS Securities - Analyst

Thank you, just a quick follow-up on that point. For the time being or for the foreseeable future do you continue to expect to serve Europe through domestic manufacturing? And what kind of critical mass would you need to consider setting up shop overseas?

Jason Lippert - Drew Industries Incorporated - CEO

That's the way we intend to proceed for now is continue to work with our boots on the ground over there, the people that we have that are talking to customers and working with the customers on prototyping and some of the early production units. We do have a partner over there that's doing a lot of fabrication and working with a customer on the products on the ground in Europe. So we do have somewhat of a presence in Europe with a partner over there that supplies other components to the caravan market.

So we're kind of going to run with that for the short-term until we decide if there is enough mass over there to just figure out how we're going to be there in a meaningful way down the road.

Daniel Moore - CJS Securities - Analyst

Very helpful, thank you.

Operator

MAY 5, 2015 / 03:00PM GMT, DW - Q1 2015 Drew Industries Inc Earnings Call

(Operator Instructions) I would now like to hand you over to Jason Lippert for closing remarks.

Jason Lippert - Drew Industries Incorporated - CEO

Everybody, thank you for your time and we look forward to talking to you second quarter. Thanks for taking the time to call in today. Thanks.

Operator

Ladies and gentlemen, that concludes today's conference. Thank you for your participation. You may now disconnect and have a great day.

Editor

COMPANY DISCLAIMER

This transcript contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management and other matters. Statements in this transcript that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this transcript are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this transcript, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel based components and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of labor, employee benefits, employee retention, realization of efficiency improvements, the successful entry into new markets, the costs of compliance with environmental laws and increased governmental regulation, information technology performance and security, the ability to protect intellectual property, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

Disclaimer
Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2015 Thomson Reuters. All Rights Reserved.